Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of Talis Biomedical Corporation for the registration of 37,489,210 shares of its common stock and to the incorporation by reference therein of our report dated March 15, 2022, with respect to the financial statements of Talis Biomedical Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois May 10, 2022